Exhibit 10.2

BOARDWALK PIPELINE PARTNERS, LP

FORM OF

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

FORM OF

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of                      2005, is entered into by and among BOARDWALK PIPELINES HOLDING CORP., a Delaware limited liability company (“BPHC”), BOARDWALK GP, LLC., a Delaware limited liability company (“GP LLC”), BOARDWALK PIPELINE PARTNERS, LP, a Delaware limited partnership (the “Partnership”), BOARDWALK OPERATING GP, LLC, a Delaware limited liability company (“OLLC”), BOARDWALK GP, LP, a Delaware limited liability partnership (the “GP LP”), and BOARDWALK PIPELINES, LLC, a Delaware limited liability company (“Boardwalk”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Section 1.1.

RECITALS:

WHEREAS, BPHC and GP LP have formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) for the purpose of engaging in any business activity that is approved by and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act;

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions have been taken prior to the date hereof:

1. BPHC formed GP LLC under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $1,000 to GP LLC in exchange for all of the member interests in GP LLC.

2. GP LLC and BPHC formed GP LP under the terms of the Delaware LP Act and GP LLC contributed $.10 to GP LP in exchange for a .01% general partner interest and BPHC contributed $999.90 to GP LP in exchange for a 99.99% limited partner interest.

3. GP LLC and BPHC entered into a reorganization agreement pursuant to which 90% of GP LLC’s .01% general partner interest in GP LP was recharacterized as a .009% limited partner interest and GP LLC conveyed such limited partner interest to BPHC, resulting in BPHC owning a 99.999% limited partner interest in GP LP and GP LLC owning a .001% general partner interest in GP LP

4. GP LP and BPHC formed the Partnership under the terms of the Delaware LP Act and GP LP contributed $20 to the Partnership in exchange for a 2% general partner interest in the Partnership and BPHC contributed $980 to the Partnership in exchange for a 98% limited partner interest in the Partnership.

5. BPHC formed OLLC under the terms of the Delaware LLC Act and contributed $1,000 to OLLC in exchange for all of the member interests in OLLC.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur:

1. All direct and indirect subsidiaries of Boardwalk will distribute all of their cash and $             million in accounts receivable (the “Working Capital”) and any other assets not going to the Partnership to Boardwalk (through any intermediate entities) and Boardwalk, in turn, will distribute the Working Capital and those assets to BPHC.

2. BPHC will convey a .001% interest in Boardwalk to OLLC as a capital contribution.

3. Boardwalk will file articles of conversion and convert to a limited partnership, Boardwalk Pipelines, LP (“OLP”), designating OLLC as the general partner and BPHC as the limited partner of OLP.

4. BPHC will convey part of its limited partner interest in OLP to GP LP (the “Interest”) with a value equal to 2% of the equity value of the Partnership at the end of closing (.001% on behalf of GP LLC).

5. GP LP will convey the Interest to the Partnership in exchange for (a) a continuation of its 2% general partner interest in the Partnership and (b) the issuance of the incentive distribution rights (“IDRs”).

6. BPHC will convey its interest in OLLC and the rest of its limited partner interest in the OLP (together, the “BPHC Interest”) to the Partnership in exchange for:

(a) 33,093,878 Subordinated Units representing a 32.0% interest in the Partnership;

(b) 53,256,122 Common Units representing a 51.5% interest in the Partnership;

(c) the right to receive $             million to reimburse it for certain capital expenditures related to the acquisition of Gulf South; and

(d) the assumption by the Partnership of $250 million in debt owed by BPHC to Loews Corporation relating to the acquisition of Gulf South (the “Debt”)

7. In connection with the Partnership’s initial public offering (the “Offering”), the public, through the Underwriters, will contribute $             in cash to the Partnership, less the Underwriters’ discount of $            , in exchange

for 15,000,000 Common Units representing a 14.5% limited partner interest in the Partnership.

8. The Partnership will borrow $             million on its revolver and distribute the proceeds to BPHC to reimburse it for certain capital expenditures related the acquisition of Gulf South and will use the proceeds from the Offering to:

(a) pay transaction expenses, estimated at $2.4 million;

(b) retire the Debt; and

(c) contribute the balance to OLP which, in turn, contributes those funds to its subsidiaries as additional working capital.

9. The organizational documents of the Parties will be amended and restated as necessary to reflect the applicable matters set forth above and as contained in this Agreement.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Terms. The following defined terms shall have the meanings given below:

“Agreement” means this Contribution, Conveyance and Assumption Agreement.

“Assets” means the Interest and the BPHC Interest

“Boardwalk” has the meaning as set forth in the opening paragraph of this Agreement.

“BPHC” has the meaning as set forth in the opening paragraph of this Agreement.

“BPHC Interest” has the meaning as set forth in the Recitals of this Agreement.

“BPHC Interest Liabilities” means all liabilities arising out of or related to the ownership of the BPHC Interest to the extent arising or accruing on and after the Effective Time, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of OLP, OLLC or their affiliates.

“Code” means Internal Revenue Code of 1986, as amended.

“Common Units” has the meaning as set forth in the Partnership Agreement.

“Delaware LLC Act” has the meaning as set forth in the Recitals of this Agreement.

“Delaware LP Act” has the meaning as set forth in the Recitals of this Agreement.

“Effective Time” means                      prevailing Eastern Time on                     , 2005.

“General Partner Units” has the meaning as set forth in the Partnership Agreement.

“GP LP” has the meaning as set forth in the opening paragraph of this Agreement.

“GP LLC” has the meaning as set forth in the opening paragraph of this Agreement.

“IDR” has the same meaning as “Incentive Distribution Right” as set forth Recitals of this Agreement.

“Interest” has the meaning as set forth in the Recitals of this Agreement.

“Interest Liabilities” means all liabilities arising out of or related to the ownership of the Interest to the extent arising or accruing on and after the Effective Time, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of OLP or its affiliates.

“MLP Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented or restated from time to time.

“New Credit Facility” means that Credit Agreement dated as of                     , 2005, with OLP, as borrower, the Partnership as initial guarantor, each lender from time to time party thereto and Citibank, N.A., as administrative agent.

“Offering” has the meaning as set forth in the Recitals of this Agreement.

“OLLC” has the meaning as set forth in the opening paragraph of this Agreement.

“OLP” has the meaning as set forth in the Recitals of this Agreement.

“Partnership” has the meaning as set forth in the opening paragraph of this Agreement.

“Party” or “Parties” has the meaning as set forth in the opening paragraph of this Agreement.

“Subordinated Units” has the meaning as set forth in the Partnership Agreement.

“Underwriters” means those the underwriting syndicate as referenced in the Underwriting Agreement.

“Working Capital Assets” has the meaning as set forth in the Recitals of this Agreement.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

Section 2.1 Distribution and Assignment of Working Capital Assets to BPHC. The Parties hereby acknowledge the distribution and assignment by subsidiaries of Boardwalk through Boardwalk of the Working Capital Assets to BPHC and receipt by BPHC of $             million in cash and value associated with the Working Capital Assets.

Section 2.2 Contribution of Interest in Boardwalk by BPHC to OLLC. BPHC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OLLC, its successors and assigns, for its and their own use forever, a .01% interest in Boardwalk. OLLC hereby accepts such interest in Boardwalk.

Section 2.3 Conversion of Boardwalk. Boardwalk has adopted a certificate of conversion pursuant to the Delaware LP Act and has filed a certificate of conversion and certificate of formation with the Secretary of State of the State of Delaware which filings shall convert (upon such filing or the effective time stated therein) Boardwalk into OLP, having OLLC as its general partner and BPHC as its limited partner.

Section 2.4 Contribution of the Interest by BPHC to GP LP. BPHC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the GP, its successors and assigns, for its and their own use forever, the Interest. GP hereby accepts the Interest with a value equal to 2% of the equity value of the Partnership at the end of closing (.001% on behalf of GP LLC).

Section 2.5 Contribution of the Interest by GP LP to the Partnership. GP LP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, the Interest in exchange for (a) 15,240 General Partner Units, which represent a continuation of its 2% general partner interest in the Partnership, and (b) the issuance of the IDRs, and the Partnership hereby accepts the Interest as a contribution to the capital of the Partnership.

Section 2.6 Contribution of Interests in Operating Subsidiaries by BPHC to the Partnership. BPHC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, BPHC Interest in exchange for (a) 53,256,122 Common Units representing a 51.5% limited partner interest in the Partnership, (b) 33,093,878 Subordinated Units representing a 32.0% limited partner interest in the Partnership, (c) the right to receive $                     to reimburse it for certain capital expenditures related to the acquisition of Gulf South, and (d) the assumption of $250,000,000 in debt owed by BPHC to Loews Corporation relating to the acquisition of Gulf South, and the Partnership hereby accepts such member interests in OLP and interest in OLLC as contributions to the capital of the Partnership.

Section 2.7 Public Cash Contribution. The Parties acknowledge a cash contribution by the public through the Underwriters to the Partnership of $                     ($                     after the Underwriters’ discount of $                    ) in exchange for 15,000,000 Common Units representing a 14.5% interest in the Partnership.

Section 2.8 Payment of Transaction Expenses and Outstanding Indebtedness by the Partnership; Cash Contribution by the Partnership to OLP. The Parties acknowledge (a) the payment by the Partnership, through the borrowing of $                     from its revolver, to BPHC for certain capital expenditures related to the acquisition of the Gulf South Pipeline assets and payment by the Partnership through the use of proceeds from the Offering to pay expenses in connection with the transactions contemplated hereby, of transaction expenses in the amount of approximately $2,400,000 (exclusive of the Underwriters’ discount and commissions and structuring fees), (b) retirement of the Debt and (c) the contribution by the Partnership of its remaining cash of approximately $                     to OLP which, in turn, contributed those funds to the subsidiaries to replenish working capital.

ARTICLE III

ASSUMPTIONS OF CERTAIN LIABILITIES

Section 3.1 Assumption of Interest Liabilities by the Partnership. In connection with the contribution and transfer by BPHC of the Interest to GP LP and the contribution and transfer of the Interest by GP LP (0.001% on behalf of GP LLC) to the Partnership, as set forth in Sections 2.4 and 2.5 above, the Partnership hereby assumes and agrees to duly and timely pay, perform and discharge the Interest Liabilities, to the full extent that BPHC has been heretofore or would have been in the future obligated to pay, perform and discharge the Interest Liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Interest Liabilities shall not (a) increase the obligation of the Partnership with respect to the Interest Liabilities beyond that of BPHC, (b) waive any valid defense that was available to BPHC with respect to the Interest Liabilities or (c) enlarge any rights or remedies of any third party, if any, under any of the Interest Liabilities.

Section 3.2 Assumption of the BPHC Interest Liabilities by the Partnership. In connection with the contribution and transfer by BPHC of the BPHC Interest to the Partnership, as set forth in Section 2.6 above, the Partnership hereby assumes and agrees to duly and timely pay, perform and discharge the BPHC Liabilities associated with the BPHC Interest, to the full extent that BPHC has been heretofore or would have been in the future obligated to pay, perform and discharge the BPHC Liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the BPHC Liabilities shall not (a) increase the obligation of the Partnership with respect to the BPHC Liabilities beyond that of BPHC, (b) waive any valid defense that was available to BPHC with respect to the BPHC Liabilities or (c) enlarge any rights or remedies of any third party, if any, under any of the BPHC Liabilities.

ARTICLE IV

ADDITIONAL TRANSACTIONS

Section 4.1 Over-Allotment Option. The Parties acknowledge that in the event the Underwriters exercise their Over-Allotment Option, the Partnership shall use any net proceeds therefrom to repay amounts outstanding under its revolver.

ARTICLE V

TITLE MATTERS

Section 5.1 Encumbrances.

(a) Except to the extent provided in any other document executed in connection with this Agreement or the Offering, the contribution and conveyance (by operation of law or otherwise) of the Assets as reflected in this Agreement are made expressly subject to all recorded and unrecorded liens (other than consensual liens), encumbrances, agreements, defects, restrictions, adverse claims and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdictions over the Assets and operations conducted thereon or in connection therewith, in each case to the extent the same are valid and enforceable and affect the Assets, including all matters that a current survey or visual inspection of the Assets would reflect.

(b) To the extent that certain jurisdictions in which the Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the provisions set forth in Section 5.1(a) immediately above shall also be applicable to the conveyances under such documents.

Section 5.2 Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

(a) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS INCLUDING THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY OR INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A

PARTICULAR PURPOSE OF THE ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING.

(b) The contributions of the Assets made under this Agreement are made with full rights of substitution and subrogation of the respective Parties receiving such contributions, and all persons claiming by, through and under such Parties, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the Parties contributing the Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.

(c) Each of the Parties agrees that the disclaimers contained in this Section 5.2 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “grant,” “contribute,” “convey,” “bargain,” “assign,” “transfer,” “deliver,” “sell” or “set over” or any of them or any other words used in this Agreement are hereby expressly disclaimed, waived or negated.

(d) Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

ARTICLE VI

FURTHER ASSURANCES

From time to time after the date hereof, and without any further consideration the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE VII

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II or Article III of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II or Article III of this Agreement shall be effective and operative in accordance with Article VIII, without further action by any Party.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Order of Completion of Transactions. The transactions provided for in Article II of this Agreement shall be completed immediately following the Effective Time in the order set forth in Article II of this Agreement. The transactions provided for in Article III of this Agreement shall be completed simultaneously with the transactions provided for in Article II of this Agreement.

Section 8.2 Costs. The Partnership shall pay all expenses, fees and costs, including sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, the Partnership shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article VI of this Agreement.

Section 8.3 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

Section 8.4 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 8.5 No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 8.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.

Section 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

Section 8.8 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 8.9 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties.

Section 8.10 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This document and such instruments contain the entire understanding of the Parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 8.11 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP LP, its General Partner

By:	BOARDWALK GP, LLC, its General Partner

By:
Name Title

BOARDWALK PIPELINES HOLDING CORP.

By:
Name Title

BOARDWALK GP, LLC

By:
Name Title

BOARDWALK OPERATING GP, LLC

By:
Name Title

BOARDWALK PIPELINE PARTNERS LP

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

SIGNATURE PAGE

BOARDWALK GP, LP

By:	BOARDWALK GP, LLC, its General Partner

By:
Name Title

BOARDWALK PIPELINES, LLC

By:
Name Title

BOARDWALK PIPELINE PARTNERS LP

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

SIGNATURE PAGE